Exhibit 99.1

.	News

March 11, 2019	Analyst Contact:	Megan Patterson
918-561-5325
	Media Contact:	Brad Borror
918-588-7582

ONEOK Announces $1.25 Billion Notes Offering

TULSA, Okla. – March 11, 2019 – ONEOK, Inc. (NYSE: OKE) today announced that it has priced an offering to sell $1.25 billion of senior notes, consisting of $700 million of 10-year senior notes at a coupon of 4.35 percent and $550 million of 5.20 percent senior notes due 2048 through an add-on to its existing issue.

The new 2048 senior notes are being offered as additional senior notes under an indenture pursuant to which ONEOK issued 5.20 percent senior notes due 2048 on July 2, 2018. The terms of the new 2048 senior notes (other than settlement date and issue price) are identical to the terms of the previously issued 2048 senior notes, and all of the 2048 notes will be treated under the governing indenture as a single class of debt securities.

The net proceeds from the offering, after deducting underwriting discounts and commissions, are expected to be $1.23 billion. ONEOK expects to use the net proceeds for general corporate purposes, which may include repayment of existing indebtedness and funding of capital expenditures. ONEOK expects the notes offering to close on or about March 13, 2019, subject to the satisfaction of customary closing conditions.

Barclays Capital Inc., Goldman Sachs & Co. LLC, MUFG, TD Securities, BofA Merrill Lynch, Citigroup Global Markets Inc., Mizuho Securities, PNC Capital Markets LLC, Scotiabank, RBC Capital Markets, US Bancorp and Wells Fargo Securities are acting as joint book-running managers for the offering. BB&T Capital Markets, Deutsche Bank Securities, J.P. Morgan, Morgan Stanley, Credit Suisse, Regions Securities LLC, SMBC Nikko and The Williams Capital Group, L.P. are the co-managers for the offering.

This news release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

A registration statement relating to the notes was previously filed with, and became effective under the rules of, the Securities and Exchange Commission. ONEOK offered the notes to the public by means of a prospectus and prospectus supplement, which are part of the registration statement.

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ONEOK Announces $1.25 Billion Notes Offering

March 11, 2019

A copy of the prospectus and prospectus supplement may be obtained by contacting the joint book-running managers as follows:

Barclays Capital Inc.

c/o Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York 11717

Email: barclaysprospectus@broadridge.com

Phone: 888-603-5847

Fax: 646-834-8133

Goldman Sachs & Co. LLC

Attn: Prospectus Department

200 West Street

New York, New York 10282

Email: Prospectus-ny@ny.email.gs.com

Phone: 866-471-2526

Fax: 212-902-9316

MUFG Securities Americas Inc.

Attn: Capital Markets Group

1221 Avenue of the Americas, 6th Floor

New York, New York 10020

Phone: 877-649-6848

Fax: 646-434-3455

TD Securities (USA) LLC

Attn: Transaction Management Group

31 West 52nd Street, 2nd Floor

New York, New York 10019

Email: ustmg@tdsecurities.com

Phone: 855-495-9846

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a leading midstream service provider and owner of one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and an extensive network of natural gas gathering, processing, storage and transportation assets.

ONEOK is a FORTUNE 500 company and is included in the S&P 500.

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ONEOK Announces $1.25 Billion Notes Offering

March 11, 2019

Some of the statements contained in this news release are forward-looking statements as defined under federal securities laws. The forward-looking statements relate to the closing, net proceeds, and expected use of proceeds of the offering. We make these forward-looking statements in reliance on the safe harbor protections provided under federal securities legislation and other applicable laws. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements. Known and unknown risks, uncertainties and other factors, including, without limitation, prevailing market conditions and difficulties in executing the offering, may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices.

Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Part 1, Item 1A, Risk Factors, in our most recent Annual Report on Form 10-K and in our other filings that we make with the Securities and Exchange Commission (SEC), which are available on the SEC’s website at www.sec.gov. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Forward-looking statements speak only as of the date on which such statements are made, and other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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